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                             UNION CAMP CORPORATION

        PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF
                          STOCKHOLDERS APRIL 26, 1994

     The undersigned hereby appoints RAYMOND E. CARTLEDGE, JAMES M. REED AND DIRK R. SOUTENDIJK, and each of them, proxies, with power of substitution and revocation, to vote all Common Stock of UNION CAMP CORPORATION standing in the name of the undersigned at the annual meeting of stockholders of said corporation at Union Camp Corporation Headquarters, 1600 Valley Road, Wayne, New Jersey, on Tuesday, April 26, 1994 at 11:00 A.M., and any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, upon and in respect of the following matters and in their discretion for the transaction of such other business as may properly come before the meeting; all as set forth in the Proxy Statement dated March 18, 1994.

     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE REVERSE SIDE. IN THE ABSENCE OF ANY INSTRUCTIONS, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS AND FOR THE RATIFICATION OF INDEPENDENT ACCOUNTANTS, ALL AS REFERRED TO ON THE REVERSE SIDE.

                              (Continued, and to be SIGNED on the reverse side.)
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         THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' ITEMS 1 AND 2.
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
(1) Election of Directors    [x] VOTE FOR all nominees listed   [x] VOTE WITHHELD         [x] EXCEPTIONS*
                                 below.                             from all nominees.        Vote withheld from nominees (if
                                                                                              any) whose names are written in
                                                                                              the space provided below.
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Nominees: C. Corness, R. Kennedy, W. C. McClelland and J. Reed

*Exceptions  ...................................................................
(2) Ratification of appointment of independent accountants.

FOR   [x]      AGAINST   [x]      ABSTAIN   [x]

Address Change
and/or Comments Mark Here [x]

                                   PROXY DEPARTMENT
                                   NEW YORK, N.Y. 10203-0188

                                         Please  sign  exactly  as  your   names
                                         appear. If  Executor,  Trustee,   etc.,
                                         give full title. If stock is registered
                                         in two names, both should sign.

                                         Dated: _________________________ , 1994

                                         _______________________________________
                                                       Signature(s)

                                         _______________________________________
                                                       Signature(s)

                                         VOTES MUST BE INDICATED
                                         (X) IN BLACK OR BLUE INK.

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.